Exhibit 10.14

OURA INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT (NON-PLAN)

Name of Grantee:

No. of Restricted Stock Units:

Grant Date:

Vesting Commencement Date:

Expiration Date:	[1]

Pursuant to this Restricted Stock Unit Award Agreement (the “Agreement”), Oura Inc. (the “Company”) hereby grants an award of the number of Restricted Stock Units listed above (an “Award”) to the Grantee named above. This award is being granted as a stand-alone award, separate and apart from the Oura Inc. Amended and Restated 2022 Share Option and Grant Plan (the “Plan”) and shall not constitute an award granted under or pursuant to the Plan. Each Restricted Stock Unit shall relate to one Share of the Company.

If the Company uses an electronic capitalization table system (such as Shareworks, Carta or Equity Edge) and the fields in this Agreement are blank or the information is otherwise provided in a different format electronically, the blank fields and other information will be deemed to come from the electronic capitalization system and is considered part of the Award and the Agreement. In addition, the Company’s signature below shall be deemed to have occurred by the Company’s input of the Award in such electronic capitalization table system and the Grantee’s signature below shall be deemed to have occurred by Grantee’s online acceptance of the Award through such electronic capitalization table system.

1. Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any Shares issuable with respect to the Award (i) may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (a) the Restricted Stock Units have vested as provided in Paragraph 2 of this Agreement and (b) Shares have been issued to the Grantee in accordance with the terms of the Plan and this Agreement and (ii) shall be subject to the transfer restrictions set forth in Section 9 of the Plan.

2. Vesting of Restricted Stock Units. The Restricted Stock Units are subject to both a time-based condition (the “Time Condition”) and performance-based vesting (the “Performance Vesting”) described in Paragraphs (a) and (b) below, both of which must be satisfied before the Restricted Stock Units will be deemed vested and may be settled in accordance with Paragraph 4 of this Agreement.

[1]	Insert the date that is the 7th anniversary of the Grant Date.

(a) Time Condition. The Restricted Stock Units shall satisfy the Time Condition in accordance with the vesting schedule set forth in Carta.

(b) Performance Vesting. The Restricted Stock Units shall satisfy the Performance Vesting on the first to occur of (i) immediately prior to a Sale Event or (ii) immediately prior to the first trading day of the Company’s shares following the effectiveness of the registration statement (or other applicable prospectus) with respect to the Company’s Initial Public Offering; provided that either such event occurs prior to the Expiration Date.

(c) Vesting Date. Each date as of which both the Time Condition and Performance Vesting described in Paragraphs (a) and (b) have been satisfied with respect to any Restricted Stock Units shall be referred to as a “Vesting Date.” No Vesting Date shall occur after the Expiration Date. To the extent the Restricted Stock Units have not satisfied both the Time Condition and the Performance Vesting, such Restricted Stock Units shall expire and be of no further force or effect on the Expiration Date. If Finnish social security and tax legislation is applicable on the Grantee, no Vesting Date shall occur before one year and one day have passed from the Grant Date.

The Committee may at any time accelerate the vesting schedule specified in this Paragraph 2.

3. Termination of Service Relationship. If the Grantee’s continuous Service Relationship terminates for any reason prior to the satisfaction of the Time Condition set forth in Paragraph 2(a) above, any Restricted Stock Units that have (i) not satisfied the Time Condition as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of its successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such forfeited Restricted Stock Units, and (ii) satisfied the Time Condition as of such date shall remain subject to the Performance Vesting set forth in Paragraph 2(b) above, but shall expire and be of no further force or effect on the Expiration Date if the Performance Vesting has not been satisfied as of such date. Notwithstanding the foregoing, if the Grantee’s Service Relationship terminates for Cause (or where grounds for a termination for Cause may exist), all Restricted Stock Units (including any Restricted Stock Units that have satisfied the Time Condition) shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of its successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such forfeited Restricted Stock Units. Unless set forth in a services or other agreement between the Company (or any Subsidiary) and Grantee, “Cause” shall have such meaning as provided in the Plan.

4. Settlement of RSUs; Issuance of Shares. As soon as practicable following each Vesting Date specified in Paragraph 2 (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of Shares equal to the aggregate number of Restricted Stock Units that have vested pursuant to Paragraph 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such Shares.

5. Lockup Provisions. The Grantee agrees, if requested by the Company and any underwriter engaged by the Company, not to sell or otherwise transfer or dispose of any Shares (including, without limitation, pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) held by him or her for such period following the effective date of any registration statement of the Company filed under the Securities Act as the Company or such underwriter shall specify reasonably and in good faith. If requested by the underwriter engaged by the Company, the Grantee shall execute a separate letter reflecting the agreement set forth in this Section.

6. Grantee Representations. In connection with any issuance of Shares upon settlement of Restricted Stock Units under this Agreement, the Grantee hereby represents and warrants to the Company as follows (to the extent applicable):

(a) The Grantee is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect.

(b) The Grantee is acquiring the Shares for the Grantee’s own account for investment only, and not for resale or with a view to the distribution thereof.

(c) The Grantee has had such an opportunity as it has deemed adequate to obtain from the Company such information as is necessary to permit it to evaluate the merits and risks of the Grantee’s investment in the Company and has consulted with the Grantee’s own advisers with respect to the Grantee’s investment in the Company.

(d) The Grantee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Shares and to make an informed investment decision with respect to such acquisition.

(e) The Grantee can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

(f) The Grantee understands that the Shares are not registered under the Securities Act (it being understood that the Shares are being issued and sold in reliance on an available exemption thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Securities Act and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirements thereof). The Grantee further acknowledges that book entries representing the Shares will bear restrictive notations reflecting the foregoing.

(g) The Grantee understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares.

(h) The Grantee agrees that the Company shall have unilateral authority to amend this Agreement without the Grantee’s consent to the extent necessary to comply with securities or other laws applicable to issuance of the Shares.

(i) The Grantee has been furnished with, and has had access to, such information as the Grantee deems necessary or appropriate for deciding whether to acquire the Shares and has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Shares.

7. Tax Withholding.

(a) Grantee Responsible for Tax-Related Items. Regardless of any action that the Company or the actual Subsidiary or affiliate of the Company with which the Grantee has a Service Relationship (the “Service Entity”) takes with respect to any or all tax-related items related to this Award and legally applicable to it (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and may exceed the amount actually withheld by the Company or the Service Entity. The Grantee further acknowledges that the Company and/or the Service Entity (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Award, including, without limitation, the grant, vesting, or settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such issuance, and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of this Award or any aspect of the Restricted Stock Units to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. The Grantee shall not make any claim against the Company or its Board of Directors, officers or employees related to Tax-Related Items arising from this Award or the Grantee’s other compensation. Furthermore, if the Grantee has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Grantee acknowledges that the Company and/or the Service Entity may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Withholding. The Grantee shall, not later than the date as of which the receipt or settlement of this Award becomes a taxable event for Federal income tax purposes, satisfy any Federal, state, and local taxes required by law to be withheld on account of such taxable event. Such withholding shall be satisfied, in the Company’s sole discretion, (i) by the Company withholding from Shares to be issued to the Grantee a number of shares with an aggregate Fair Market Value that would satisfy the withholding amount due; (ii) by the Company causing its transfer agent to sell from the number of Shares to be issued to the Grantee, the number of Shares necessary to satisfy the Federal, state and local taxes required by law to be withheld from the Grantee on account of such transfer and remitting such proceeds to the Company; (iii) by requiring the Grantee to pay to the Company, or make arrangements satisfactory to the Committee for payment of, the required tax withholding obligation; or (iv) by any other method of withholding determined by the Company to be permitted by applicable law.

8. Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.

9. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding acceptance of this Award, or the Grantee’s acquisition or sale of the underlying Shares. The Grantee understands and agrees that the Grantee should consult with personal tax, legal and financial advisors regarding acceptance of this Award before taking any action related to the Award.

10. No Obligation to Continue Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in a Service Relationship, and neither the Plan nor this Agreement shall (i) create a right to employment or be interpreted as forming or amending an employment or service agreement with the Company or any Subsidiary, and/or (ii) interfere in any way with the right of the Company or any Subsidiary to terminate the Service Relationship of the Grantee at any time.

11. Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

12. Data Privacy. In order to administer this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee acknowledges that the Company may collect, process, register and transfer to the Relevant Companies all Relevant Information, including but not limited to storing and transmitting such information in electronic form, and transferring of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information in accordance with applicable laws and the Company’s Privacy Policy. Relevant Information will only be used in accordance with applicable law.

13. Insider Trading/Market Abuse Laws. The Grantee acknowledges that, depending on his or her country or broker’s country, or the country in which the Shares may be listed in the future, the Grantee may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect its ability to accept, acquire, sell or attempt to sell, or otherwise dispose of the Shares, rights to Shares (e.g., the Restricted Stock Units) or rights linked to the value of Shares, during such times as the Grantee is considered to have “inside information” regarding the Company (as defined by the laws or regulations in applicable jurisdictions, including the United States and the Grantee’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Grantee placed before possessing inside information. Furthermore, the Grantee may be prohibited from (i) disclosing inside information to any third party, including fellow service providers (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Grantee acknowledges that it is the Grantee’s responsibility to comply with any applicable restrictions, and the Grantee should speak to its personal advisor on this matter.

14. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in this Award by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Award through an online or electronic system established and maintained by the Company or a third party designated by the Company.

15. Governing Law. This Agreement and any controversy arising out of it or the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, excluding choice of law provisions.

16. Dispute Resolution.

(a) Except as provided below, any dispute arising out of or relating to the Plan or the Shares, this Agreement, or the breach, termination or validity of the Plan, the Shares or this Agreement, shall be finally settled by binding arbitration conducted expeditiously in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures. The arbitration tribunal shall comprise of one (1) arbitrator. The place of arbitration shall be San Francisco, California, United States of America.

(b) The arbitration shall commence within 60 days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party to the arbitration shall provide to the other, no later than seven business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert. The arbitrator’s decision and award shall be made and delivered within six months of the selection of the arbitrator. The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages, and each party hereby irrevocably waives any claim to such damages.

(c) The Company, the Grantee, each party to the Agreement and any other holder of Shares issued pursuant to this Agreement (each, a “Party”) covenants and agrees that such party will participate in the arbitration in good faith. This Paragraph 16 applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.

(d) Each Party (i) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any such proceeding, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each Party hereby consents to service of process by registered mail at the address to which notices are to be given. Each Party agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of each other Party. Final judgment against any Party in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

17. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

18. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in this Award, on the Restricted Stock Units and on any Shares acquired upon settlement of the Restricted Stock Units, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

19. Waiver. The Grantee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Grantee or any other grantee.

20. Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

(signature page follows)

OURA INC.

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Grantee’s Signature

Grantee’s name and address:

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